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                                                                    Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Green Tree Financial Corporation:

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (No. 333-75375) on Form S-3 of Green Tree Financial Corporation of our report dated January 27, 1998, relating to the consolidated balance sheet of Green Tree Financial Corporation and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997, and to the reference to our firm under the heading "EXPERTS" in the Registration Statement. Our report refers to the Company's adoption of the Financial Accounting Standards Board's Statement No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.

/s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
June 1, 1999